Exhibit 107

Calculation of Filing Fee Table

S-3

(FormType)

Dominion Energy South Carolina, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered & Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	First Mortgage Bonds	457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid

Carry Forward Securities

Carry Forward	Debt	First Mortgage Bonds	415(a)(6)	$600,000,000	N/A	$600,000,000	N/A	N/A	S-3	333- 252048	February 3, 2021	(2)(3)

Total Offering Amounts						$600,000,000		N/A

Total Fee Offsets								N/A

Net Fee Due								N/A

(1)	An indeterminate aggregate initial offering price or number of the First Mortgage Bonds is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except with respect to the Unsold Securities (as defined below).
(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) includes $600,000,000 of First Mortgage Bonds that were previously registered, but were not sold (the “Unsold Securities”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-252048) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2021 (the “Prior Registration Statement”). The registration fee with respect to the Unsold Securities, totaling $65,460, was previously paid when the prospectus relating to the Unsold Securities was filed with the SEC as part of the Prior Registration Statement and such registration fee will continue to be applied to the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement